Exhibit 99.1

NOTIFICATION OF THE ALLOCATION OF NEWLY ISSUED ORDINARY SHARES

AND

SHARE SUBSCRIPTION DOCUMENTS

OF

KRUNG THAI BANK PUBLIC COMPANY LIMITED

NOTICE TO U.S. INVESTORS

The rights and the newly issued ordinary shares have not been approved, disapproved or recommended by the U.S. Securities and Exchange Commission or any other federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have no confirmed the accuracy or determined the adequacy of this document.

The rights and newly issued ordinary shares have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (“U.S. Securities Act”), or with any securities regulatory authority of any state or other jurisdiction in the United States, and may not be offered, sold, subscribed for, pledged or otherwise transferred except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state securities laws. Accordingly, unless an appropriate exemption from relevant securities law requirements is available, the rights and the newly issued ordinary shares may not be offered, sold, or exercised, directly or indirectly, in or into the United States.

We are offering and selling the rights and newly issued ordinary shares in transactions not subject to the registration requirements of the U.S. Securities Act (i) within the United States to existing U.S. shareholders in reliance on Rule 801 under the U.S. Securities Act, and (ii) outside the United States, in offshore transactions in reliance on Regulation S under the U.S. Securities Act. Any resale or transfer of rights by or on behalf of persons resident in the United States is only permitted outside the United States pursuant to Regulation S of the U.S. Securities Act. Newly issued ordinary shares acquired by existing U.S. shareholders in reliance on Rule 801 will be “restricted securities” as defined in Rule 144(a)(3) of the U.S. Securities Act to the same extent and in the same proportion as the Bank’s shares held by such shareholders on the record date.

This rights offering is made for the securities of a Thailand company. The offer is subject to the disclosure requirements of Thailand, which are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with Thai Financial Reporting Standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Thailand, and some or all of its officers and directors may be resident outside the U.S. You may not be able to sue Krung Thai Bank PCL. or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel Krung Thai Bank PCL. and its affiliates to subject themselves to a U.S. court’s judgment.

NOTICE TO JAPANESE INVESTORS

The rights and newly issued ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, as amended (the “FIEL”), and disclosure under the FIEL has not been and will not be made with respect to the rights and newly issued ordinary shares. The rights and newly issued ordinary shares has not been offered or sold, or the rights and newly issued ordinary shares will be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except (1) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and (2) in compliance with any other applicable laws, regulations and governmental guidelines of Japan.

NOTICE TO CANADIAN INVESTORS

Neither the rights nor the newly issued ordinary shares have been or will be qualified by prospectus for offer or sale to the public in Canada under applicable Canadian securities laws and, accordingly, any offer or sale of rights or the newly issued ordinary shares in Canada will be made pursuant to an exemption from the applicable prospectus filing requirements, and otherwise in compliance with applicable Canadian laws.

This document is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in Canada. No securities commission or similar authority in Canada has reviewed or in any way passed upon this document or the merits of the securities described herein, and any representation to the contrary is an offence.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA (EEA)

This information memorandum has been prepared on the basis that all offers of rights and newly issued ordinary shares in the EEA will be made using this information memorandum pursuant to an exemption under EU Directive 2003/71/EC (the “Prospectus Directive”), as implemented in member states of the European Economic Area (“EEA”), from the requirements to produce a prospectus for offers of securities. Accordingly, any person making or intending to make an offer within the EEA of the rights and/or newly issued ordinary shares that are the subject of the rights offering contemplated in this information memorandum should only do so in circumstances in which no obligation arises for us to produce a prospectus for such offer.

NOTICE TO AUSTRALIAN INVESTORS

This information memorandum (i) does not constitute a disclosure document under Chapter 6D.2 of the Corporations Act 2001 of the Commonwealth of Australia (“Corporations Act”); (ii) has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”) as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act; and (iii) may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors (“Exempt Investors”) available under section 708 of the Corporations Act. The rights and the newly issued ordinary shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the rights and the newly issued ordinary shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any rights and the newly issued ordinary shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the rights and the newly issued ordinary shares, you represent and warrant to us that you are an Exempt Investor. As any offer of rights and the newly issued ordinary shares will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the rights and the newly issued ordinary shares you undertake to us that you will not, for a period of 12 months from the date of issue of the newly issued ordinary shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

NOTICE TO MALAYSIAN INVESTORS

This information memorandum has not been and will not be registered as a prospectus with the Malaysian Securities Commission (“SC”) under the Capital Markets and Services Act 2007 (“CMSA”). This information memorandum will not be deposited as an information memorandum with the SC. Accordingly, this information memorandum and any other document or material in connection with the issue or offer for sale, or invitation for acquisition of the rights and/or newly issued ordinary shares shall not be circulated nor distributed, nor may the rights or newly issued ordinary shares be issued, offered or sold, or be made subject of an invitation for acquisition, whether directly or indirectly, to any person in Malaysia, other than to the persons specified in sections 229(l)(b) or 230(l)(b) or schedules 6 or 7 of the CMSA. The approval of the SC has not been sought and, consequently, the rights or the newly issued ordinary shares may not be made available, or offered for acquisition, nor may any invitation to acquire rights or newly issued ordinary shares, whether directly or indirectly, be issued to any person in Malaysia unless such issue, offer or invitation is exempted from the requirement for the approval of the SC by virtue of schedule 5 to the CMSA.

NOTICE TO SINGAPORE INVESTORS

This information memorandum has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Cap. 289 of Singapore (the “SFA”). Accordingly, this information memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the rights or newly issued ordinary shares may not be circulated or distributed, nor may the rights or newly issued ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than under exemptions provided in the SFA for offers made (i) to an institutional investor, (ii) to a relevant person as defined under Section 275(2) and pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, (iii) by way of private placement to no more than 50 persons within any period of 12 months pursuant to, and in accordance with the conditions specified in, Section 272B of the SFA, or (iv) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

INTERNET

Neither the content of the Bank’s website nor any other website referred to in this information memorandum (nor the content of any website accessible from hyperlinks on any such website) is incorporated into, or forms part of, this information memorandum.

FORWARD-LOOKING STATEMENTS

This information memorandum includes forward-looking statements that reflect the Bank’s intentions, beliefs or current expectations and projections about the Bank’s future results of operations, financial condition, liquidity, performance, prospects, anticipated growth, strategies, plans, opportunities, trends and the markets in which the Bank operates. Forward-looking statements involve all matters that are not historical fact. The Bank has tried to identify these and other forward-looking statements by using the words “may”, “will”, “would”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “project”, “future”, “potential”, “believe”, “seek”, “plan”, “aim”, “objective”, “goal”, “strategy”, “target”, “continue” and similar expressions or their negatives. These forward-looking statements are based on numerous assumptions regarding the Bank’s present and future business and the environment in which the Bank expects to operate in the future. Forward-looking statements may be found in sections of this information memorandum entitled “Industry outlook and competition in year 2012”, “Type of business and nature of core business operations of the Bank and subsidiaries” and elsewhere in this information memorandum. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause the Bank’s actual results of operations, financial condition, liquidity, performance, prospects, anticipated growth, strategies, plans or opportunities, as well as those of the markets the Bank serves or intends to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. Additional risks that the Bank may currently deem immaterial or that are not presently known to the Bank could also cause the forward-looking events discussed in this information memorandum not to occur. Except as otherwise required by Thai, U.S. federal and other applicable securities laws and regulations and by any applicable stock exchange regulations, we undertake no obligation to update publicly or revise publicly any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this information memorandum. Given the uncertainty inherent in forward-looking statements, the Bank cautions prospective investors not to place undue reliance on these statements.

21st September, 2012

Re: Notification of the Rights to Subscribe for Newly Issued Ordinary Shares

To: Shareholders of Krung Thai Bank PCL.

Enclosures: 1) Certificate of Subscription Entitlement

2) Share Subscription Form

3) Information Memorandum on the Allocation of Newly Issued Ordinary Shares

4) Power of Attorney (for share subscription made by proxy)

The Extraordinary General Meeting of Shareholders No. 1/2012 of Krung Thai Bank PCL. (the “Bank” or “KTB”) held on September 21, 2012 passed a resolution to approve the allocation of up to 2,796,312,250 newly issued ordinary shares of the Bank with a par value of Baht 5.15 per share (the “Newly Issued Ordinary Shares”) to the existing shareholders of the Bank pro rata to their respective shareholdings at the offering ratio of 4 existing shares (both ordinary and preferred shares) for every 1 new ordinary shares (with any fraction of a share disregarded for such purpose) (the “Rights Offering”).

Each Newly Issued Ordinary Share offered in the Rights Offering will be offered at a price of Baht 12.60 per share.

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If any Newly Issued Ordinary Shares have not been subscribed for in the first round allocation to the existing shareholders of the Bank pro rata to their respective shareholdings, then the Bank will conduct subsequent rounds of allocation of such remaining Newly Issued Ordinary Shares to those shareholders who have stated in their Share Subscription Form their intention to subscribe for Newly Issued Ordinary Shares in excess of their pro rata subscription entitlement set forth in their Certificate of Subscription Entitlement until the over-subscription election (as stated in their respective Share Subscription Forms) is fully satisfied (in the case that the number of remaining Newly Issued Ordinary Shares is greater than or equal to the demand of all such oversubscribing shareholders), or until the remaining Newly Issued Ordinary Shares are fully allocated (in the case that the number of remaining Newly Issued Ordinary Shares is less than the demand of all such oversubscribing shareholders). In any such subsequent rounds of allocation, the rights of each such oversubscribing shareholder to subscribe for the remaining Newly Issued Ordinary Shares will be determined by multiplying such shareholder’s existing shareholding proportion of the Bank (as used to determine such shareholder’s pro rata subscription entitlement set forth in their Certificate of Subscription Entitlement) by the number of remaining Newly Issued Ordinary Shares (with any fraction of a share disregarded for the purpose of such allocation).

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In no event shall Newly Issued Ordinary Shares be allocated to any shareholder in the Rights Offering in excess of the number of subscribing shares specified in his, her or its Share Subscription Form and for which the subscription price thereof has been duly received in full by the Bank.

The names of those shareholders of the Bank entitled to subscribe in the Rights Offering (Record Date) were determined on August 30, 2012, and the names of such shareholders were gathered under Section 225 of the Securities and Exchange Act B.E. 2535 (1992) (as amended) by closing the share register book and suspending any share transfers on August 31, 2012.

In the event that there are any Newly Issued Ordinary Shares of the Bank remaining after completion of the first and any subsequent rounds of allocation as detailed above, the Extraordinary General Meeting of Shareholders No. 1/2012 of the Bank has passed a resolution to approve the allocation of any such remaining Newly Issued Ordinary Shares to specific investors under a private placement scheme, as defined under Clause 24 of the Notification of the Capital Market Supervisory Board No. TorChor. 28/2551 re: Application for Permission and Grant of Permission to Offer Newly Issued Shares (as amended). The offering price of such remaining Newly Issued Ordinary Shares under the private placement scheme shall not be less than Baht 12.60 per share.

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By this letter, the Bank would like to notify you of your right to subscribe for Newly Issued Ordinary Shares of the Bank as per your pro rata entitlement set forth in the Certificate of Subscription Entitlement attached as Enclosure 1 to this letter.

The procedures for share subscription and payment for Newly Issued Ordinary Shares are as follows:

1.	Subscription and Payment Period

From October 4, 2012 to October 11, 2012 during business hours of the respective subscription locations.

2.	Subscription Locations

KTB’s headquarters and all branches (nationwide).

3.	Subscription and Payment Methods

Shareholders who wish to subscribe for Newly Issued Ordinary Shares in the Rights Offering must duly complete and sign the Share Subscription Form attached as Enclosure 2 to this letter.

Subscribers (or their proxies) shall submit the documents required for valid share subscription (as set out in Section 4 below) and make payment for those shares for which they intend to subscribe in full at the subscription locations (as set out in Section 2 above) within the Subscription and Payment Period (as set out in Section 1 above).

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The subscription payment shall be made in accordance with any one of the following methods:

3.1)	By Cash

Payment of the subscription price by cash shall be made via bank teller counters of KTB from October 4, 2012 to October 11, 2012 during business hours of the respective subscription locations only.

3.2)	By Money Transfer

Payment of the subscription price by money transfer shall be made via bank teller counters of KTB only and be transferred to:

Account Name	:	“Subscription A/C for the Ordinary Shares of Krung Thai Bank PCL.”

Account No.	:	981-1-09177-3

Type	:	Current Account

Bank	:	Krung Thai Bank PCL.

Any subscription payment paid by money transfer shall be made from October 4, 2012 to October 11, 2012 during business hours of the respective subscription locations only.

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3.3)	By Personal Cheque, Cashier’s Cheque or Bank Draft

Personal cheques, cashier’s cheques or bank drafts for payment of the subscription price must be collectible within the next business day by the same clearing house and be crossed “A/C Payee Only” payable to “Subscription A/C for the Ordinary Shares of Krung Thai Bank PCL.”. Each subscriber shall submit one personal cheque, cashier’s cheque or bank draft per 1 Share Subscription Form only.

Any subscription payment made by personal cheque, cashier’s cheque or bank draft shall be made from October 4, 2012 to October 10, 2012 within 11.00 a.m. or relevant cheque clearing times of each branch, during business hours of the respective subscription locations only.

Remarks:

•	Shareholders shall be responsible for any expenses and bank’s fees incurred in relation to payment of the subscription price (if any).

•	The Bank shall not take or accept any subscription made by mail.

•	The Bank reserves the right to provide any other subscription method as it deems appropriate.

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•	The Bank reserves the right to allocate Newly Issued Ordinary Shares to 1 trading account (via broker) per 1 Share Subscription Form only.

•	A subscription by any shareholder for which the subscription price has been made cannot be cancelled or revoked.

4.	Documents Required for Valid Subscription

In subscribing for Newly Issued Ordinary Shares of the Bank, subscribers shall deliver to the Bank at the subscription locations (as set out in Section 2 above) within the Subscription and Payment Period (as set out in Section 1 above) a Share Subscription Form (attached as Enclosure 2 to this letter) duly completed and signed by the named subscriber, together with:

(a)	In case of payment made by personal cheque, cashier’s cheque or bank draft, a the subscriber’s name and contact telephone number shall be specified on the back of such personal cheque, cashier’s cheque or bank draft;

(b)	Certificate of Subscription Entitlement (attached as Enclosure 1 to this letter);

(c)	Documents required for Identification (as specified in Section 5 below);

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(d)	In case of proxy appointment only, a Power of Attorney (attached as Enclosure 4 to this letter) duly signed by the subscriber and the proxy, affixed with a Baht 30 stamp duty, together with a certified true copy of the identification card of such subscriber and proxy;

(e)	For subscribers having a saving or current bank account with KTB in his/her or its name who will be receiving the refund of subscription payment of unallocated shares via Automatic Transfer System (ATS), a certified true copy of the first page of a bank saving or current account of Krung Thai Bank PCL. which must be in the name of the subscriber only; and

(f)

If the allocation of the Newly Issued Ordinary Shares to any shareholder pursuant to his/her or its respective subscription may result in such shareholder holding, either directly or indirectly, shares[1] of the Bank exceeding 10 percent of the total shares sold of the Bank, a certified true copy of an approval letter issued by the Bank of Thailand allowing such shareholder to hold or possess shares of the Bank exceeding 10 percent of the total shares sold of the Bank (unless otherwise being in compliance with the criteria prescribed by the Bank of Thailand).

[1]	The amount of such shares shall include those held or possessed by such shareholder’s “Related Persons” as defined under the Financial Institution Business Act B.E. 2551.

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5.	Documents Required for Identification

5.1)	Individuals

(a)	Thai individuals

•	Certified true copy of national identification card; or

•

Certified true copy of house registration with 13-digit national identification number of such subscriber, or certified true copy of any document issued by any Thai government authority with such 13-digit national identification number of such subscriber stated (only if national identification cards cannot be provided).

Remarks:

•	If any change has occurred in the first name or last name of a subscriber, which renders the first name/last name of such subscriber different from the name which appeared in the

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share register book of the Bank on August 30, 2012 and/or the Certificate of Subscription Entitlement, a certified true copy of the relevant official documents evidencing such change, e.g. marriage certificate, divorce certificate or certificate of change of first name/last name, must be provided as proof of identity of such subscriber.

(b)	Foreign individuals

•	Certified true copy of passport or alien certificate.

5.2)	Legal Entities

(a)	Legal entities incorporated in Thailand

•

Copy of the affidavit of such legal entity issued by the Ministry of Commerce of Thailand not more than 6 months prior to the relevant subscription date for Newly Issued Ordinary Shares, being certified as a true copy by the authorized person(s) with the entity’s seal being affixed (if any), together with a certified copy of national identification card, alien certificate or passport (as the case may be) of such authorized person(s) of such legal entity.

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(b)	Legal entities incorporated outside of Thailand

•

Copy of the certificate of incorporation, memorandum of association, and affidavit (or equivalent issued under the jurisdiction of incorporation) issued by the competent authority of the country of incorporation not more than 12 months prior to the subscription date for Newly Issued Ordinary Shares, being certified true copy by the authorized person(s) with the entity’s seal being affixed (if any) together with a certified copy of passport of such authorized person(s).

Remarks:

•

All certified documents set forth above for legal entities incorporated outside of Thailand must be notarized by a notary public and authenticated by a competent official of the Thai Embassy or of the Thai Consulate in the country where such documents are prepared. Such notary public certification and authentication shall not be more than 12 months prior to the subscription date for Newly Issued Ordinary Shares.

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6.	Refund of Subscription Payment for Unallocated Shares

In the event that any subscriber is not allocated Newly Issued Ordinary Shares or is allocated Newly Issued Ordinary Shares less than their exercised subscription rights or is not allocated or is allocated Newly Issued Ordinary Shares less than their over-subscription election after having remitted the full subscription price thereof, the Bank will refund the subscription price paid for such unallocated shares, without any interest nor any compensation for damages, within 14 days from the last day of the subscription and payment period (as set out in Section 1 above), which such refund will be made in accordance with the following method:

(a)	Money transfer via Automatic Transfer System (ATS) - for subscribers who have a saving or current bank account with KTB in his/her or its name. Any refund will be made to a saving or current bank account, with Krung Thai Bank PCL., which must be in the name of such subscriber only).

(b)	A crossed cheque payable to such subscriber only - for subscribers who do not have a saving or current bank account with KTB in his/her or its name. The cheque for the relevant refund will be delivered via registered mail to the address of such subscriber as appeared in the share register of the Bank on August 30, 2012.

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Remarks:

•	Subscribers will be responsible for any fees charged in relation to cheques provided for the purpose of refunding the subscription price for unallocated shares.

•

In the event that any cheque payable to the respective subscriber has been duly delivered via registered mail to the address of such subscriber as appeared in the share register book of the Bank on August 30, 2012, it shall be deemed that such subscriber has duly received the refunded subscription price for the unallocated shares, and such subscriber shall have no claim in relation to such refunded subscription price nor as to any interest and/or damages thereof against the Bank.

•

The Bank reserves the right to refund the subscription price for unallocated shares via Automatic Transfer System (ATS) only to bank accounts held with of Krung Thai Bank PCL. in the name of the respective subscriber only, otherwise the subscription price paid for the unallocated newly issued ordinary shares will be refunded by crossed cheque payable to such subscriber.

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7.	Other Material Information

•

Shareholders who subscribe for Newly Issued Ordinary Shares of the Bank will receive a receipt issued by an officer of the Bank who takes the subscription, as evidence that such subscription has been duly accepted.

•

Any shareholder who does not exercise their rights to subscribe for Newly Issued Ordinary Shares of the Bank in the Rights Offering or fails to pay the subscription price in accordance with Section 3 above or fails to provide the Documents Required for Subscription of Shares listed in Section 4 above within the specified date and time or whose personal cheque, cashier’s cheque or bank draft cannot be cleared within the next business day from the date of payment or delivery, such shareholder shall be deemed to have irrevocably and unconditionally waived his/her or its right to subscribe for Newly Issued Ordinary Shares of the Bank.

•

In the event that the number of Newly Issued Ordinary Shares as specified in the Share Subscription Form completed by any subscriber and submitted to the Bank under Section 4 above exceeds the subscription payment received by the Bank from such subscriber, the Bank reserves the right to allocate to that subscriber only the Newly Issued Ordinary Shares in proportion to the subscription payment so received by the Bank (with any fraction of a share disregarded).

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•

In the event that the number of shares to be subscribed by any subscriber as specified in the Share Subscription Form completed by any subscriber submitted to the Bank under Section 4 is less than the subscription payment received by the Bank from such subscriber, the Bank reserves the rights to allocate that number of Newly Issued Ordinary Shares to such subscriber in the number as the Bank deems appropriate, on a case-by-case basis (but in any event not exceeding the subscription payment so received divided by the Rights Offering price of Baht 12.60 per share) .

•

The participant number (being the code of brokers as listed in the back of the Share Subscription Form included as Enclosure 2 to this letter), with which each subscriber has a securities trading account, and the securities trading account number must be clearly and correctly specified in the Share Subscription Form attached as Enclosure 2 to this letter. Specifying an incorrect participant number or securities account number may cause errors in transferring the allocated Newly Issued Ordinary Shares of the Bank to such affected subscriber, and the Bank shall not be responsible for any loss or delay in receiving such allocated Newly Issued Ordinary Shares.

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•

In the case of incomplete or incorrect information in the Share Subscription Form submitted by a subscriber in accordance with Section 4 above, the Bank reserves the right to issue the respective share certificate in the name of “Thailand Securities Depository Company Limited under the Issuer Account for the shareholders”, and to deposit such Newly Issued Ordinary Shares with Thailand Securities Depository Company Limited under the Issuer Account for the shareholders (Account No. 600). In that case, the respective shareholder may not be able to sell the allocated Newly Issued Ordinary Shares on the first trading day for such allocated shares.

•

The name of each subscriber and the name of the owner of the respective securities trading account to which the Newly Issued Ordinary Shares of the Bank will be allocated must be the same, otherwise the allocated Newly Issued Ordinary Shares cannot be transferred to such account. In that case, the Bank reserves the rights to issue the respective share certificate in the name of “Thailand Securities Depository Company Limited under the Issuer Account for the shareholders”, and to deposit such Newly Issued Ordinary Shares with Thailand Securities Depository Company Limited under the Issuer Account for shareholders (Account No. 600).

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Should you have any questions regarding the allocation or procedures in subscribing for the Newly Issued Ordinary Shares of the Bank, please contact Krung Thai Bank Call Center Service - Krung Thai Bank PCL. at 1551.

Please be informed accordingly.

Sincerely yours,

(Mr. Apisak Tantivorawong)

President

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